UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 13, 2025

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2025, Moleculin Biotech, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a holder of certain existing warrants (“Holder”) to receive new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 200% of the number of warrant shares issued pursuant to the exercise of such certain existing warrants to purchase up to 5,828,570 shares of common stock pursuant to which the Holder agreed to exercise for cash their Existing Warrants (defined below) at a Reduced Exercise Price (as defined below) in exchange for the Company’s agreement to issue the Inducement Warrants to purchase up to 11,657,140 shares of the Company’s common stock (the “Inducement Warrant Shares”).

The Existing Warrants consist of warrants to purchase up to 895,834 shares of the Company’s common stock issued in December 2023 (the “December 2023 Warrants”), Series A warrants to purchase up to 2,466,368 shares of the Company’s common stock issued in August 2024 (the “Series A Warrants”) and Series B Warrants to purchase up to 2,466,368 shares of the Company’s common stock issued in August 2024 (the “Series B Warrants” and collectively with the December 2023 Warrants and the Series A Warrants, the “Existing Warrants”). Pursuant to the Inducement Letter, the exercise price for such Existing Warrants was reduced to $1.00 per share (the “Reduced Exercise Price”). The issuance or resale of shares of Company common stock underlying the Existing Warrants have been registered pursuant to effective registration statements (File Nos. 333-276851 and 333-280951). The Company anticipates receiving aggregate gross proceeds of up to approximately $5.8 million from the exercise of the Existing Warrants before deducting fees and other expenses payable by it.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if it is not then Form S-3 eligible) providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), on or before March 30, 2025, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 days (or 90 days if the SEC issues a “full review” of the Resale Registration Statement) following the date of the Inducement Agreement and to keep the Resale Registration Statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrant Shares.

Each Inducement Warrant will have an exercise price equal to $0.75. The Inducement Warrants will be exercisable as of the date of issuance and may be exercised for a period of five years therefrom. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Company’s common stock and the exercise price.

The Inducement Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Inducement Warrants by the Holder. The Holder of an Inducement Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions, the holder of the Inducement Warrants will have the right to receive the Black Scholes value of the Inducement Warrants calculated pursuant to a formula set forth in the Inducement Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

The representations, warranties and covenants contained in the Inducement Letter were made solely for the benefit of the parties to the Inducement Letter. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Inducement Letter is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Inducement Letter, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Inducement Warrant and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities

The Company will issue the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares will be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: February 13, 2025 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer